SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 23, 2003

EMBARCADERO TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30293	68-0310015
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Market Street, Suite 425, San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 834-3131

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On April 23, 2003, Embarcadero Technologies, Inc., a Delaware corporation (the “Company”), filed its Definitive Proxy Statement (the “Proxy Statement”) for its Annual Meeting of Stockholders to be held on June 4, 2003. As described in the Proxy Statement, the Company’s stockholders will be asked to approve the adoption of the 2003 Equity Incentive Plan (the “2003 Plan”) at the annual meeting. The 2003 Plan attached as Appendix B to the Proxy Statement contains a typographical error in Section 3.1, which states that, “the maximum number of Shares that may be issued under this Plan is 2,000,000, cumulatively increased on the first January 1 after the effective date of this Plan and each January 1 thereafter for ten years, by a number of Shares equal to the least of (a) 4% of the number of Shares issued and outstanding on the immediately preceding December 31, (b) 1,000,000 Shares, and (c) a number of Shares set by the Board” (emphasis added to indicate error). This provision of the 2003 Plan is correctly described in the Proxy Statement under Proposal No. 2 on page 14, which states that “the number of shares reserved for issuance under the 2003 Plan is 2,000,000 shares, cumulatively increased on the first January 1 after the effective date of the plan and each January 1 thereafter for ten years, by a number of shares equal to the least of (i) 4% of the number of shares issued and outstanding on the immediately preceding December 31, (ii) 1,500,000 shares, and (iii) a number of shares set by the Board” (emphasis added). The corrected 2003 Plan is filed herewith as Exhibit 10.1.

Item 7. Financial Statements and Exhibits.

Exhibit

10.1	2003 Equity Incentive Plan, as corrected.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 28, 2003

EMBARCADERO TECHNOLOGIES, INC.

By:	/s/ RAJ SABHLOK
Raj Sabhlok
Chief Financial Officer and Senior Vice President of Corporate Development

Exhibit Index

Exhibit No.	Description

10.1	2003 Equity Incentive Plan, as corrected.